Exhibit 99.1

AD.VENTURE PARTNERS, INC.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Ad.Venture Partners, Inc.

We have audited the accompanying balance sheet of Ad.Venture Partners, Inc. (a development stage company) (the “Company”) as of August 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from April 7, 2005 (date of inception) through August 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ad.Venture Partners, Inc. as of August 31, 2005 and the results of its operations and its cash flows for the period from April 7, 2005 (date of inception) through August 31, 2005 in conformity with U.S. generally accepted accounting principles.

As discussed in Note C to the accompanying financial statements, the Company has restated its balance sheet and statement of stockholders’ equity at August 31, 2005 to reflect the classification of warrants to purchase common stock associated with the units sold at the initial public offering of the Company and warrants to purchase common stock embedded in a purchase option issued to the underwriters in connection with the initial public offering as derivative liabilities.

/s/ Eisner LLP

New York, New York
September 2, 2005, except for Notes B and C, for which the date is August 18, 2006

AD.VENTURE PARTNERS, INC.
(a development stage company)

BALANCE SHEET

August 31, 2005 (as restated)
ASSETS
Current assets:
Cash and cash equivalents	$1,118,067
Prepaid expenses	10,200
Total current assets	1,128,267

Cash held in Trust Account	50,380,000
Total assets	$51,508,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued interest payable	2,301
Accrued offering costs	145,000
Notes payable to stockholders	150,000
Derivative liabilities	7,126,284

Total current liabilities	7,424,585

Common stock, subject to possible redemption, 1,799,100 shares at $5.60 per share	10,074,960

STOCKHOLDERS’ EQUITY
Common stock — $0.0001 par value; 50,000,000 shares authorized; 11,249,997 issued and outstanding (which includes 1,799,100 shares subject to possible redemption)	1,125
Preferred stock — $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0
Additional paid-in capital	34,013,208
Deficit accumulated during the development stage	(5,611)

Total stockholders’ equity	34,008,722

Total liabilities and stockholders’ equity	$51,508,267
See notes to financial statements

AD.VENTURE PARTNERS, INC.
(a development stage company)

STATEMENT OF OPERATIONS

April 7, 2005 (Date of Inception) Through August 31, 2005

Organization costs and operating expenses	$(4,069)

Loss from operations	(4,069)

Interest (expense), net of interest income of $759	(1,542)

Net loss for the period	$(5,611)

Net loss per share	$0.00

Weighted average number of shares outstanding — basic and diluted	2,313,285

See notes to financial statements

AD.VENTURE PARTNERS, INC.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

As Restated

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — April 7, 2005 (date of inception)	—	$—	$—	$—	$—
Contributions from stockholders	2,249,997	225	775	—	1,000
Sale of 9,000,000 units and representative’s option, net of underwriters’ discount and offering expenses	9,000,000	900	51,213,677	—	51,214,577
Net proceeds subject to possible redemption of 1,799,100 shares			(10,074,960)		(10,074,960)
Reclassification to derivative liabilities (warrants) for part of proceeds from the sale of the warrants and the embedded warrants			(7,126,284)		(7,126,284)
Net loss	—	—	—	(5,611)	(5,611)

Balance — August 31, 2005	11,249,997	$1,125	$34,013,208	$(5,611)	$34,008,722

See notes to financial statements

AD.VENTURE PARTNERS, INC.
(a development stage company)

STATEMENT OF CASH FLOWS

April 7, 2005 (Date of Inception) Through August 31, 2005 (as restated)

Cash flows from operating activities:	$(5,611)
Net loss
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(10,200)
Accrued expenses	1,000
Accrued interest payable	2,301

Net cash used in operating activities	(12,510)

Cash flows from investing activities:
Cash held in Trust Account	(50,380,000)

Net cash used in investing activities	(50,380,000)

Cash flows from financing activities:
Proceeds from Offering, net	51,359,477
Proceeds from notes payable to stockholders	150,000
Proceeds from sale of common stock to founders	1,000
Proceeds from issuance of representative’s option	100

Net cash provided by financing activities	51,510,577

Net increase in cash	1,118,067
Cash and cash equivalents — beginning of period	—

Cash and cash equivalents — end of period	$1,118,067

Supplemental disclosures of non cash transactions:

Accrued offering costs	$145,000

See notes to financial statements

NOTE A — ORGANIZATION AND BUSINESS OPERATIONS

Ad.Venture Partners, Inc. (the “Company”) was incorporated in Delaware on April 7, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the technology, media or telecommunications industries through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected March 31 as their year-end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on August 25, 2005. The Company consummated the Offering on August 31, 2005 and received net proceeds of approximately $51,359,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering (as described in Note D), although substantially all of the net proceeds of the Offering are intended to be generally applied toward acquiring one or more operating businesses in the technology, media or telecommunications industries (a “Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Of the net proceeds, $50,380,000 is being held in a trust account (“Trust Fund”) (see Note D) and invested in government securities until the earlier of (i) the consummation of the first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Offering vote against the Business Combination, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Offering (the “Founding Stockholders”) will participate in any liquidation distribution only with respect to any shares of the common stock acquired in connection with or following the Offering.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note D).

On August 5, 2005, the Company effected a five-for-six reverse split of its shares of common stock and on August 24, 2005, the Company effected an 18-for-25 reverse split of its shares of common stock. Additionally, on August 5, 2005, the Company reduced the number of authorized shares of common stock from 400,000,000 to 50,000,000. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]   Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]   Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period after giving effect to the reverse stock splits.

[3]   Accounting for Warrants and Derivative Instruments:

Emerging Issues Task Force issue EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” (“EITF 00-19”) requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. In accordance with EITF 00-19, the Company determined that the warrants issued in connection with the Offering should be classified as a derivative liability due to the absence in the warrant agreement of provisions addressing the exercise of the warrants in the absence of an effective registration statement. Under interpretations of applicable federal securities laws, the issuance of shares upon exercise of the warrants in the absence of an effective registration statement could be deemed a violation of Section 5 of the Securities Act of 1933, as amended. To address this issue, the warrant agreement requires that the Company file, and use best efforts to cause to be declared and keep effective, a registration statement covering the issuance of the shares underlying the warrants. However, the warrant agreement fails to specify the remedies, if any, that would be available to warrantholders in the event there is no effective registration statement covering the issuance of shares underlying the warrants. Under EITF 00-19, the registration of the common stock underlying the warrants is not within the Company's control. In addition, under EITF 00-19, in the absence of explicit provisions to the contrary in the warrant agreement, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability.

Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. The fair value of these warrants is shown on the Company’s balance sheet and the unrealized changes in the values of these derivatives are shown in the Company’s consolidated statement of operations as “Gain (loss) from derivative liabilities.” The price for the warrants is quoted on the Over the Counter Bulletin Board, consequently, the fair value of these warrants is estimated as the market price of a warrant at the end of each period. To the extent that the market price increases or decreases, the Company’s derivative liability will also increase or decrease, impacting the Company’s consolidated statement of operations.

As described in Note D below, in connection with the Offering, the Company sold to the underwriters an option to purchase 450,000 units, each of which consists of one share of common stock and two warrants that are identical to the Company’s public warrants except for the exercise price. The Company has determined that this option is a derivative that also contains an embedded derivative, the 900,000 warrants included in the units issuable upon exercise of the option. The Company considers this option to be an equity instrument, as the underlying units do not need to be registered prior to delivery. However, the shares issued upon exercise of the warrants included in the underlying units do require registration.

Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”), requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11(a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. Hence, the option to purchase 450,000 units and the warrants to purchase an additional 900,000 shares, the latter being the embedded derivative, are separately valued and accounted for on the Company’s balance sheet. As such, the option to purchase 450,000 units is considered an equity instrument, as the underlying shares do not need to be registered, and all other criteria in EITF 00-19 required for the instrument to be accounted for as an equity instrument have been fulfilled. While the warrants are indexed to the Company’s common stock, the fact that the shares underlying the warrants require future registration in accordance with the warrant agreement requires the Company to classify these instruments as a liability in accordance with EITF 00-19, paragraph 14.

The Company performed a valuation of the option to purchase 450,000 units, and then allocated the fair value to its two components, the underlying 450,000 units and the warrants to purchase an additional 900,000 shares. The fair value at August 31, 2005 was calculated, using the Black Scholes pricing model, at $1,873,367, or $4.16 per unit, using an expected, life of five years, volatility of 92.5% and a risk free interest rate of 3.87%. The Company allocated $1,634,438 to the purchase option of 450,000 shares and $238,929 to the warrants to purchase an additional 900,000 shares, according to their respective values. Because the Company has not consummated the Business Combination, management derived the volatility estimate based on the average five-year historical stock prices for a representative sample of 20 technology, media and telecommunications companies with market capitalizations below $500 million, which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a Business Combination. Although an expected life of five years was used in this calculation, if the Company does not consummate a Business Combination within the prescribed time period and the Company liquidates, the option will become worthless.

[4]   Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[5]   Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of deferred start-up costs and temporary differences, aggregating approximately $1,900. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 31, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

NOTE C — RESTATEMENT AND RECLASSIFICATIONS OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AND DERIVATIVE LIABILITY

The Company has determined it necessary to restate its financial statements contained within the Company's Form 8-K dated September 6, 2005 for the period of April 1, 2005 (date of inception) to August 31, 2005 to record the warrants as derivative liabilities. The Company had previously issued financial statements which did not classify the fair value of the warrants as a derivative liability, and the Company’s previously filed financial statements should no longer be relied upon. The Company, upon review, has determined that the warrants should be reported as a derivative liability rather than as equity as has been the Company’s practice. The fair value of the warrants are now recorded as a derivative liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in the Company’s statement of operations. At the date of the conversion of each respective instrument or portion thereof (or exercise of the options or warrants or portion thereof, as the case may be), the corresponding derivative liability will be reclassified as equity. For more information on the valuation of the warrants and allocation of their fair value, see Note B, [3], “Accounting for Warrants and Derivative Instruments.”

The accompanying financial statements for the period of April 1, 2005 (date of inception) to August 31, 2005 have been restated to effect the changes described above. The impact of the adjustments related to the classification of and accounting for the warrants for the period of April 1, 2005 (date of inception) to August 31, 2005 are summarized below:

Balance Sheet Impact

	April 7, 2005 (Date of Inception) Through August 31, 2005
	As Previously Reported	Adjustments	As Restated
ASSETS
Current Assets
Cash and cash equivalents	$1,118,067	---	$1,118,067
Prepaid expenses	10,200	---	10,200
Total current assets	$1,128,267	---	$1,128,267

Cash held in Trust Account	$50,380,000	---	$50,380,000
Total Assets	$51,508,267	---	$51,508,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$1,000	---	$1,000
Accrued interest payable	2,301	---	2,301
Accrued offering costs	145,000	---	145,000
Notes payable to stockholders	150,000	---	150,000
Derivative liabilities	---	7,126,284	7,126,284
Total current liabilities	298,301	7,126,284	7,424,585

Common stock, subject to possible redemption, 1,799,100 shares at $5.60 per share	10,074,960	---	10,074,960

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value; 50,000,000 shares authorized; 11,249,997 issued and outstanding (which includes 1,799,100 shares subject to possible redemption)	1,125	---	1,125
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0	---	0
Additional paid-in capital	41,139,492	(7,126,284)	34,013,208
Deficit accumulated during the development stage	(5,611)	---	(5,611)
Total stockholders’ equity	41,135,006	(7,126,284)	34,008,722
Total liabilities and stockholders’ equity	$51,508,267	---	$51,508,267

NOTE D — PUBLIC OFFERING

On August 31, 2005, the Company sold 9,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each warrant is exercisable on the later of (a) the completion of a Business Combination or (b) August 25, 2006 and expires on August 25, 2010. The Warrants are redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Offering, the Company paid the underwriters an underwriting discount of 4% of the gross proceeds of the Offering. The Company has agreed to pay the underwriters an additional underwriting discount of 3%, or $1,620,000, upon the consummation of the initial business combination. The Company will pay such fees and expenses out of the proceeds of this offering held in trust , as follows: (i) deferred underwriting fees equal to 2% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $1,080,000 ($0.12 per unit) and (ii) a deferred non-accountable expense allowance equal to 1% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $540,000. In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), these fees, held in the Trust Account, will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings

The Company also issued, for $100 to Wedbush Morgan Securities Inc., the representative of the underwriters, an option to purchase up to a total of 450,000 units, consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after August 25, 2005 (date of the final prospectus for the Offering) and expiring five years after this date. The warrants underlying such units have terms that are identical to those issued in the Offering, with the exception of the exercise price, which is $6.65 per warrant. The purchase option also contains a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the Offering. Further, the holder or holders of the purchase option are entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the Offering.

NOTE E — NOTES PAYABLE TO STOCKHOLDERS

The Company issued two $75,000 unsecured promissory notes to two of the Founding Stockholders of the Company on April 12, 2005. The notes bear interest at 4% per annum and are payable on the earlier of April 11, 2006 or the consummation of the Offering. The notes together with accrued interest thereon of $2,301 were repaid on September 2, 2005. Due to the related party nature of the note, the fair value of the notes is not reasonably determinable.

NOTE F — RELATED PARTY TRANSACTION

The Company has agreed to pay Innovation Interactive LLC a related party and privately-held advertising company where certain of the Founding Stockholders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from the effective date of the Offering through the acquisition date of a target business.

NOTE G — COMMITMENT AND CONTINGENCIES

In connection with the Offering, the Company paid the underwriters a fee of 4% of the gross offering proceeds. The Company has agreed to pay an additional 2% fee of the gross offering proceeds and a 1% expense allowance of the gross offering proceeds (excluding the over-allotment option) to the underwriters as an additional underwriting discount payable only upon the Company’s successful consummation of a Business Combination (See Note C).

NOTE H — COMMON STOCK RESERVED FOR ISSUANCE

At August 31, 2005, 18,900,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriter’s option.